Exhibit 10(f)

Amended and Restated

Snap-on Incorporated

Directors’ 1993 Fee Plan

(as amended through November 1, 2008)

1.                                     Purpose. The Amended and Restated Snap-on Incorporated Directors’ 1993 Fee Plan (the “Plan”) is intended to provide an incentive to members of the Board of Directors(the “Board”) of Snap-on Incorporated, a Delaware corporation (the “Company”), who are not employees of the Company (“Directors”), to remain in the service of the Company and increase their efforts for the success of the Company and to encourage such Directors to own shares of the Company’s stock or participate in a Company phantom stock account, thereby aligning their interests more closely with the interests of stockholders.

The Plan is intended to comply with Section 409A of the Internal Revenue Code (the “Code”) with respect to all amounts deferred hereunder.  For the period from January 1, 2005 through December 31, 2008 the Plan shall be subject to a good faith interpretation of Code Section 409A which shall permit any action which is (i) permitted under the transitional rules contained in Treasury Regulations and other guidance issued pursuant to Code Section 409A, or (ii) is otherwise consistent with a reasonable good faith interpretation of Code Section 409A.  Each provision and term of the amended Plan should be interpreted accordingly, but if any provision or term of such amended Plan would be prohibited by or be inconsistent with Code Section 409A, then such provision or term shall be deemed to be reformed to comply with Code Section 409A.

2.                                  Definitions.

(a)                                 “Board” means the Board of Directors of the Company.

(b)                                 “Committee” means a committee consisting of members of the Board authorized to administer the Plan.

(c)                                 “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(d)                                 “Deferral Election” means an election pursuant to Section 6 hereof to defer receipt of Fees and/or shares of Common Stock which would otherwise be received pursuant to Elective Grants.

(e)                                 “Deferred Amounts” mean the amounts credited to a Director’s Share Account or Cash Account pursuant to a Deferral Election.

(f)                                     “Director” means a member of the Board or an appointed Director Emeritus, who is not an employee of the Company.

(g)                                 “Elective Grants” shall have the meaning set forth in Section 5(a) hereof.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)                                     “Fair Market Value” means the closing price of the Common Stock on the New York Stock Exchange on any particular date; provided, however, that for purposes of Section 8, Fair Market Value shall mean the closing price of Common Stock on the New York Stock Exchange on the date of the Change of Control (as defined therein) or, if higher, the highest price per share of Common Stock paid in the transaction giving rise to the Change of Control.

(j)                                     “Fees” mean the annual retainer scheduled to be paid to a Director for the calendar year plus any additional fees (including meeting and committee fees) earned by a Director for his or her services on the Board during the calendar year.

(k)                                 “Grants” mean Elective Grants.

(l)                                     “Share Election” shall have the meaning set forth in Section 5(a) hereof.

3.                                  Administration of the Plan.

(a)                                 Member of the Committee. The Plan shall be administered by the Committee. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

(b)                                 Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

4.                                  Stock Reserved for the Plan. The number of shares of Common Stock authorized for issuance under the Plan is 300,000, subject to adjustment pursuant to Section 7 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

5.                                  Terms and Conditions of Grants.

(a)                                 Elective Grant. Subject to Section 5(d) hereof, each Director may make an election (the “Share Election”) to receive (subject to a Deferral Election) any or all of his or her Fees earned in each calendar year in the form of Common Stock (the “Elective Grants”). The shares of Common Stock (and cash in lieu of fractional shares) issuable pursuant to a Share Election shall be transferred in accordance with Section 5(b) hereof.  The Share Election (i) must be in writing and delivered to the Secretary of the Company, (ii) shall be effective commencing on the date the Secretary receives the Share Election or such later date as may be specified in the Share Election, and (iii) shall remain in effect unless modified or revoked by a subsequent Share Election in accordance with the provisions hereof.

(b)                                 Transfer of Shares. Shares of Common Stock issuable to a Director with respect Elective Grants shall be transferred to such Director as of the last business day of each calendar month. The total number of shares of Common Stock to be so transferred shall be determined by dividing (a) the dollar amount of the Director’s Fees payable during the applicable calendar month to which the Share Election applies, by (b) the Fair Market Value of a share of Common Stock on the last business day of such calendar month. In no event, shall the Company be required to issue fractional shares. Whenever under the terms of this Section 5 a fractional share of Common Stock would otherwise be required to be issued to a Director, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

(c)                                 Termination of Services. If a Director’s services as a Board member are terminated before the end of a calendar quarter, the Director shall receive in cash the Fees such Director would otherwise have been entitled to receive for such quarter in the absence of this Plan.

(d)                                 Commencement of Grants. Notwithstanding anything in this Plan to the contrary, no Grants shall be effective with respect to Fees to be paid prior to the requisite approval of this Plan by the stockholders of the Company.

6.                                  Deferral Election.

(a)                                 In General. Each Director may irrevocably elect annually (a “Deferral Election”) to defer receiving all or a portion of the shares of Common Stock (that would otherwise be transferred upon a Grant) or such Director’s Fees in respect of a calendar year that are not subject to a Grant. Deferral Elections shall be made in multiples of ten percent. A Director who makes a Deferral Election with respect to Grants shall have the amount of deferred shares of Common Stock credited to a “Share Account” in the form of “Share Units.” A Director who makes a Deferral Election with respect to Fees that are not subject to a Grant shall have the amount of Deferred Fees credited to a “Cash Account.” Collectively, the amounts deferred in a Director’s Share Account and Cash Account shall hereafter be the “Deferred Amounts.”

(b)                                 Timing of Deferral Election. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned; provided, however, that a New Director may make a Deferral Election with respect to Fees earned subsequent to such election during the thirty-day period immediately following the commencement of his or her directorship. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election in accordance with the provisions hereof. A Deferral Election may be changed only with respect to fees earned subsequent to the effective date of such Election; provided, however, that effective August 3, 2006, Directors may execute a new Deferral Election to change the payment commencement date and/or manner of payments for previously Deferred Amounts, provided, that such Deferral Election is: (i) in the case of a Deferral Election to accelerate payments, made prior to December 31, 2006 and provides for payment no earlier than January 1, 2007; (ii) in the case of a Deferral Election to postpone payment, postpones payment of previously Deferred Amounts for a period of five years or more from when payment was previously scheduled to occur, and (iii) any actions taken pursuant to (i) or (ii) must be performed in accordance with the provisions of the American Jobs Creation Act and any rules and regulations issued pursuant thereto.

(c)                                 Cash Dividends and Share Accounts. Whenever cash dividends are paid by the Company on outstanding Common Stock, there shall be credited to the Director’s Share Account additional Share Units equal to (i) the aggregate dividend that would be payable on outstanding Shares of Common Stock equal to the number of Share Units in such Share Account on the record date for the dividend, divided by (ii) the Fair Market Value of the Common Stock on the last trading business day immediately preceding the date of payment of the dividend.

(d)                                 Cash Accounts. At the election of a Director, a Director’s Cash Account shall be credited or debited with (i) interest at an annual rate equal to the sum of the daily interest earned at a rate specified by the Committee and compounded monthly or (ii) the annual investment return relating to such investment vehicle or vehicles that the Director chooses from those the Committee determines to make available, or such combination of (i) and (ii) as the Director designates at the time of a Deferral Election or a modification thereof.

(e)                                 Commencement of Payments. Except as otherwise provided in Sections 6(h) and 8(b), a Director’s Deferred Amounts shall become payable as soon as practicable but in no event later than 90 days following the earlier to occur of (a) the date the Director has a Separation from Service from the Company, within the meaning of Code Section 409A, or (b) the Director’s attainment of age 70 years, or such later date designated by the Director in the Deferral Election.

(f)                                     Form of Payments. Subject to a Director’s right to convert a Share Account balance to a Cash Account, all payments from a Share Account shall be made in shares of Common Stock by converting Share Units into Common Stock on a one-for-one basis, with payment of fractional shares to be made in cash. All payments from a Cash Account shall be made in cash.

(g)                                 Manner of Payments. In his or her Deferral Election, each Director shall elect to receive payment of his or her Deferred Amounts either in a lump sum or in two to fifteen substantially equal annual installments. In the event of a Director’s death, payment of the remaining portion of the Director’s Deferred Amounts will be made to the Director’s beneficiary in a lump sum as soon as practicable following the Director’s death.  In the event a Director fails to make a valid distribution election, such Director shall receive payment of his or her Deferred Amounts in a lump sum.

(h)                                 Hardship Distribution. Notwithstanding any Deferral Election, in the event of severe financial hardship to a Director resulting from a sudden and unexpected illness, accident or disability of the Director or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined by the Committee, a Director may withdraw any portion of the Share Units in his or her Share Account or cash in his or her Cash Account by providing written notice to the Secretary of the Company. All payments resulting from such a hardship shall be made in the form provided in Section 6(f) above.

(i)                                     Designation of Beneficiary. Each Director or former Director entitled to payment of deferred amounts hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such deferred amounts are to be paid in case of the Director’s death before receipt of any or all of such deferred amounts. Each designation will revoke all prior designations by the Director or former Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director or former Director, during his or her lifetime, in writing with the Secretary of the Company. Reference in this Plan to a Director’s “beneficiary” at any date shall include such persons designated as concurrent beneficiaries on the Director’s beneficiary designation form then in effect. In the absence of any such designation, any balance remaining in a Director’s or former Director’s Share Account at the time of the Director’s death shall be paid to such Director’s estate in a lump sum.

(j)                                     Account Transfers. Subject to any applicable corporate policies, from time to time a Director may convert all or a portion of any Cash Account balance of the Director into deferred shares of Common Stock credited to the Director’s corresponding Share Account by written notice to the Company. In such event, and effective as of the date the Company receives such a notice, (i) there shall be credited to the Director’s Share Account a number of Share Units equal to the number of Share Units specified in the notice or, if such notice specifies a dollar amount, a number of Share Units equal to such dollar amount divided by the Fair Market Value on the last trading business day immediately preceding the date the Company receives such notice and (ii) the Director’s Cash Account shall be debited in an amount equal to the number of Share Units credited to the Share Account multiplied by the Fair Market Value on the same trading business day. Subject to any applicable corporate policies, from time to time a Director with a credit balance in a Share Account may convert all or a portion of such balance into an amount to be credited to the Director’s corresponding Cash Account by giving written notice to the Company. In such event, and effective as of the date the Company receives such a notice, (i) there shall be credited to the Director’s Cash Account an amount equal to the number of Share Units specified in the notice multiplied by the Fair Market Value on the last trading business day immediately preceding the date the Company receives such notice and (ii) the Director’s Share Account shall be debited by the number of Share Units specified in the notice.

7.                                  Changes in Capitalization. In the event of any Change in Capitalization, a proportionate substitution or adjustment may be made in (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan, (ii) the number and kind of shares or other property to be delivered under the Plan and (iii) the number and kind of shares or other property held in each Director’s Share Account, in each case as may be determined by the Committee in its sole discretion. Such other proportionate substitutions or adjustments may be made as shall be determined by the Committee in its sole discretion.  “Change in Capitalization” means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

8.                                  Change of Control.

(a)                                 For purposes of this Plan, a “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

(1)                                 any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)                                 the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 25, 2002, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 25, 2002 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)                                 there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the definition of Change of Control, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

(b)                             Upon the occurrence of a Change of Control, notwithstanding any provision of this Plan to the contrary,

(i)                                     all Share Units credited to a Share Account shall be converted into an amount equal to the number of Share Units multiplied by the Fair Market Value, which amount shall be (1) transferred as soon as possible to each Director and (B)

denominated in (i) such form of consideration as the Director would have received had the Director been the owner of record of such shares of Common Stock at the time of such Change of Control, in the case of a “Change of Control With Consideration” or (2) cash, in the case of a “Change of Control Without Consideration”; and

(ii)                                  fees earned in respect of the calendar quarter in which the Change of Control occurs, together with all Deferred Amounts credited to a Cash Account, shall be transferred as soon as practicable in cash to each Director.

For purposes of this Section 8, (I) “Change of Control With Consideration” shall mean a Change of Control in which shares of Common Stock are exchanged or surrendered for shares, cash or other property and (II) “Change of Control Without Consideration” shall mean a Change of Control pursuant to which shares of Common Stock are not exchanged or surrendered for shares, cash or other property.

9.                                  Term of Plan. This Plan shall become effective as of the date of approval of the Plan by the stockholders of the Company, and shall remain in effect until a Change of Control, unless sooner terminated by the Board; provided, however, that, except as provided in Section 8(b) hereof, Deferred Amounts may be delivered pursuant to any Deferral Election, in accordance with such election, after the Plan’s termination. Prior to the effective date of the Plan, Directors may make the elections provided for herein, but the effectiveness of such elections shall be contingent upon the receipt of stockholder approval of the Plan.  No transfer of shares of Common Stock may be made to any Director or any other person under the Plan until such time as stockholder approval of the Plan is obtained pursuant to this Section 9. In the event stockholder approval is not obtained, Fees that were not subject to Deferral Elections shall be paid to the Directors in cash and Fees that were subject to Deferral Elections shall be deferred pursuant to the Prior Plan.

10.                           Amendment; Termination. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 of the Exchange Act, as amended from time to time (“Rule 16b-3”), to be applicable to the Plan and the Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Director, without such Director’s consent, under any election theretofore in effect under the Plan.  Further notwithstanding the foregoing, in the event the Plan is terminated and Code Section 409A does not permit distributions upon termination, a Participant’s entire benefit, if any, shall be paid at such time and in such form as otherwise provided for under the Plan.

11.                           Rights of Directors.

(a)                                 Retention as Director. Nothing contained in the Plan or with respect to any Grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company as a Director.

(b)                                 Nontransferability. No right or interest of any Director in Deferred Amounts shall be assignable or transferable during the lifetime of the Director, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.  In the event of a Director’s death, a Director’s rights and interests in his or her Deferred Amounts shall be transferable by testamentary will or the laws of descent and distribution. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

12.                           General Restrictions.

(a)                                 Investment Representations. The Company may require any director to whom Common Stock is granted, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

(b)                                 Compliance with Securities Laws. Each Grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.                           Withholding. The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery. Each Director shall be entitled to irrevocably elect to have the Company withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Director in cash. Shares so withheld shall be valued at Fair Market Value on the regular business day immediately preceding the date such shares would otherwise be transferred hereunder.

14.                           Governing Law. This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

15.                           Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.